                                                               Exhibit (d)(2)(V)

                                  TARGET FUNDS

                            (Total Return Bond Fund)

                             SUBADVISORY AGREEMENT

     Agreement made as of this 5th day of May, 2000, between Prudential Investments Fund Management LLC (PIFM or the Manager), a New York limited liability company, and Pacific Investment Management Company LLC (the
Adviser), a Delaware limited liability company.
     WHEREAS, PIFM has entered into a management agreement (the Management Agreement) with Target Funds (the Trust), a Delaware business trust and a diversified open-end management investment company registered under the Investment Company Act of 1940 (the 1940 Act), pursuant to which PIFM acts as Manager of the Trust.
     WHEREAS, shares of the Trust are divided into separate series or portfolios (each a portfolio), each of which is established pursuant to a resolution of the Trustees of the Trust and the Trustees may from time to time terminate such portfolios or establish and terminate additional portfolios.
     WHEREAS, PIFM has the responsibility of evaluating, recommending, supervising and compensating investment advisers to each portfolio of the Trust and shall enter into subadvisory agreements with one or more subadvisers with respect to the management of the Total Return Bond Fund of the Trust (the Portfolio) in connection with the management of the Trust.
     WHEREAS, the Manager desires to retain the Adviser to provide investment advisory services to the Portfolio and to manage such portion of the Portfolio as the Manager shall from time to time direct and the Adviser is willing to render such investment advisory services.

NOW, THEREFORE, the Parties agree as follows:
     1. (a) Subject to the supervision of the Manager and of the Trustees of the Trust, the Adviser shall manage such portion of the investment operations of the Portfolio as the Manager shall direct and shall manage the composition of such Portfolio, including the purchase, retention and disposition thereof, in accordance with the Portfolio's investment objectives, policies and restrictions as stated in the Prospectus (such Prospectus and Statement of Additional Information as currently in effect and as amended or supplemented from time to time (copies of such amendments or supplements to be provided to the Adviser at the time of such amendment or supplement) being herein called the "Prospectus"), a copy of which is being currently provided to the Adviser, and subject to the following understandings:
     (i) The Adviser shall provide supervision of such portion of the Portfolio's investments as the Manager shall direct and determine from time to time what investments and securities will be purchased, retained, sold or loaned by the Portfolio, and what portion of the assets it manages will be invested or held uninvested as cash, including negotiating and entering into appropriate documentation with counterparties, brokers, dealers or futures commission merchants to effectuate such purchases and sales.
    (ii) In the performance of its duties and obligations under this Agreement, the Adviser shall act in conformity with the Declaration of Trust, By-Laws and Prospectus of the Trust and the Portfolio and with the instructions and directions of the Manager and of the Trustees of the Trust and will conform to and comply with the requirements of the 1940 Act, the Internal Revenue Code of 1986 and all other applicable federal and state laws and regulations.
   (iii) The Adviser shall determine the securities and futures contracts to be purchased or sold by such portion of the Portfolio and will place orders with or through such persons, brokers, dealers or futures commission merchants (including but not limited to Prudential Securities Incorporated) to carry out the policy with respect to brokerage as set forth in the Trust's Registration Statement and Prospectus or as the Trustees may direct from time to time. In providing the Portfolio with investment supervision, it is recognized that the Adviser will give primary consideration to securing the most favorable price and efficient execution. Within the framework of this policy, the Adviser may consider the financial responsibility, research and investment information and other services provided by brokers, dealers or futures commission merchants who may effect or be a party to any such transaction or other transactions to which the Adviser's other clients may be a party. It is understood that Prudential Securities Incorporated may be used as principal broker for securities transactions but that no formula has been adopted for allocation of the Portfolio's investment transaction business. It is also understood that it is desirable for the Trust that the Adviser have access to supplemental investment and market research and security and economic analysis provided by brokers or futures commission merchants who may execute brokerage transactions at a higher cost to the Trust than may result when allocating brokerage to other brokers on the basis of seeking the most favorable price and efficient execution. Therefore, the Adviser is authorized to place orders for the purchase and sale of securities and futures contracts for the Portfolio with such brokers or futures commission merchants, subject to review by the Trustees from time to time with respect to the extent and continuation of this practice. It is understood that the services provided by such brokers or futures commission merchants may be useful to the Adviser in connection with the Adviser's services to other clients.

     On occasions when the Adviser deems the purchase or sale of a security or futures contract to be in the best interest of the Portfolio as well as other clients of the Adviser, the

Adviser, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities or futures contracts to be sold or purchased in order to obtain the most favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities or futures contracts so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Adviser in the manner the Adviser considers to be the most equitable and consistent with its fiduciary obligations to the Trust and to such other clients.

     (iv) The Adviser shall maintain all books and records with respect to the portfolio transactions required by subparagraphs (b)(5), (6), (7), (9), (10) and (11) and paragraph (f) of Rule 31a-1 under the 1940 Act and shall render to the Trustees such periodic and special reports as the Board may reasonably request.

     (v) The Adviser shall provide the Trust's Custodian on each business day with information relating to all transactions concerning the portion of the Portfolio's assets it manages and shall provide the Manager with such information upon request of the Manager.

     (vi) Title to all investments shall be held in the name of the Trust, provided that for convenience in buying, selling and exchanging securities (stocks, bonds, commercial paper, etc.), title to such securities may be held in the name of the Portfolio's Custodian or its nominee, which Custodian shall be selected by the Manager. Neither the Adviser nor any parent, subsidiary or related firm shall take custody or possession of or handle any cash, securities, mortgages or deeds of trust, or other indicia of ownership of the Portfolio's investments, or otherwise act as custodian of such investments. All cash and the indicia of ownership of all other investments shall be held by the Portfolio's Custodian. The Adviser shall not be liable for any act or omission of such Custodian.

          (vii) The investment management services provided by the Adviser hereunder are not exclusive, and the Adviser shall be free to render similar services to others.

     (b) Services to be furnished by the Adviser under this Agreement may be furnished through the medium of any of its directors, officers or employees.

     (c) The Adviser shall keep the Portfolio's books and records required to be maintained by the Adviser pursuant to paragraph 1(a)(iv) hereof and shall timely furnish to the Manager all information relating to the Adviser's services hereunder needed by the Manager to keep the other books and records of the Trust required by Rule 31a-1 under the 1940 Act. The Adviser agrees that all records which it maintains for the Portfolio are the property of the Trust and the Adviser will surrender promptly to the Trust any of such records upon the Trust's request. The Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any such records as are required to be maintained by it pursuant to paragraph 1(a) hereof.

     (d) The Adviser agrees to maintain adequate compliance procedures to ensure its compliance with the 1940 Act, the Investment Advisers Act of 1940 (Advisers Act) and other applicable state and federal regulations.

     (e) The Adviser shall furnish to the Manager copies of all records prepared in connection with (i) the performance of this Agreement and (ii) the maintenance of compliance procedures pursuant to paragraph 1(d) hereof as the Manager may reasonably request.

     2. The Manager shall continue to have responsibility for all services to be provided to the Portfolio pursuant to the Management Agreement and shall oversee and review the Adviser's performance of its duties under this Agreement.

     3. The Manager shall compensate the Adviser for the services provided and the expenses assumed pursuant to this Subadvisory Agreement, a fee at an annual rate of .25 of 1% of the average daily net assets of the portion of the Portfolio managed by the Adviser. This fee will be computed daily and paid monthly.

   4. The Adviser shall not be liable for any error of judgment or for any loss suffered by the Portfolio, the Trust or the Manager in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on the Adviser's part in the performance of its duties or from its reckless disregard of its obligations and duties under this Agreement.

   5. To the extent indemnification is provided to the Manager by the Trust under the Management Agreement, the Manager shall indemnify the Adviser and hold it harmless from and against all damages, liabilities, costs and expenses (including reasonable attorneys' fees and amounts reasonably paid in settlement) incurred by the Adviser in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Trust or its security holders) arising out of or otherwise based upon any action actually or allegedly taken or omitted to be taken by the Manager, the Trust or the Adviser in connection with this Agreement; provided, however, that nothing contained herein shall protect or be deemed to protect the Adviser against or entitle or be deemed to entitle the Adviser to indemnification in respect of any liability to the Trust or its security holders to which the Adviser would otherwise be subject by reason of its willful misfeasance, bad faith or gross negligence in the performance of its duties, by reason of its reckless disregard of its duties and obligations under this Agreement.

   6. This Agreement shall continue in effect for a period of more than two years from the date hereof only so long as such continuance is specifically approved at least annually in conformity with the requirements of the 1940 Act; provided, however, that this Agreement may be terminated by the Trust at any time, without the payment of any penalty, by the Trustees or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Portfolio, or by the Manager or the Adviser at any time, without the payment of any penalty, on not more than 60 days' nor less than 30 days' written notice to the other party. This Agreement shall terminate automatically in the event of its assignment (as defined in the 1940
Act) or upon the termination of the Management Agreement.

     7. Nothing in this Agreement shall limit or restrict the right of any of the Adviser's directors, officers or employees to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any business, whether of a similar or a dissimilar nature, nor limit or restrict the Adviser's right to engage in any other business or to render services of any kind to any other corporation, firm, individual or association, except as described in Paragraph 1(a)(vii) above.

     8. During the term of this Agreement, the Manager agrees to furnish the Adviser at its principal office all prospectuses, proxy statements, reports to shareholders, sales literature or other material prepared for distribution to shareholders of the Trust or the public, which refer to the Adviser in any way, prior to use thereof and not to use material if the Adviser reasonably objects in writing five business days (or such other time as may be mutually agreed) after receipt thereof. Sales literature may be furnished to the Adviser hereunder by first class or overnight mail, facsimile transmission equipment or hand delivery.

     9. It is understood that the name "Pacific Investment Management Company" or "PIMCO" or any derivative thereof or logo associated with that name is the valuable property of the Adviser and that the Manager or the Trust has the right to use such name (or derivative or logo) in offering materials of the Trust and/or Portfolio with the approval of the Adviser and for so long as the Adviser is a subadviser to the Trust and/or the Portfolio. Upon termination of this Agreement between the Adviser and the Manager, the Trust and the Manager shall forthwith cease to use such name (or derivative or logo), except as may be required by applicable law or regulation.

     10. Concurrently with the execution of this Management Agreement, the Adviser is delivering to the Manager a copy of Part II of its Form ADV, as revised, on file with the Securities and Exchange Commission. The Manager acknowledges receipt of such copy.

     11. The Adviser has delivered to the Manager a copy of its Disclosure Document, as revised, on file with the Commodity Futures Trading Commission. The Manager hereby acknowledges receipt of such copy.

     12. Any written notice required by or pertaining to this Subadvisory Agreement shall be personally delivered to the party for whom it is intended, at the address stated below, or shall be sent to such party by prepaid first class mail or facsimile.

If to the Manager:  Prudential Investments Fund Management LLC
                    Gateway Center Three, 4th Floor
                    Newark, NJ 07102
                    Fax: 973-367-8064
                    Attention: Robert F. Gunia

If to the Trust:    Target Funds
                    Gateway Center Three, 4th Floor
                    Newark, NJ 07102
                    Fax: 973-367-8064
                    Attention: Secretary, Target Funds

If to the Adviser:  Pacific Investment Management Company LLC
                    840 Newport Center Drive, Suite 300
                    Newport Beach, CA 92660

               Fax: 949-720-6403
               Attention: Chief Administrative Officer
               cc: Tammie J. Arnold, Senior Vice President

     13. This Agreement may be amended by mutual consent, but the consent of the Trust must be obtained in conformity with the requirements of the 1940 Act.

     14.  This Agreement shall be governed by the laws of the State of New York.


     IN WITNESS WHEREOF, the Parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

               PRUDENTIAL INVESTMENTS FUND MANAGEMENT LLC



               By:  /s/ Robert F. Gunia
                  ------------------------------
                    Robert F. Gunia
                    Executive Vice President


               PACIFIC INVESTMENT MANAGEMENT COMPANY LLC


               By:  /s/ Brent L. Holden
                  -------------------------------
                    Brent L. Holden
                    Managing Director


                                                                    [LEGAL SEAL]